Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:

Monique Allaire,	Caton Lovett,
AVEO Pharmaceuticals, Inc.	Pure Communications
(617) 299-5810	(910) 232-7166

AVEO Reports First Quarter 2012 Financial Results and Recent Developments

CAMBRIDGE, Mass., May 3, 2012 – AVEO Pharmaceuticals, Inc. (NASDAQ: AVEO) today reported consolidated financial results for the first quarter of 2012 and reviewed key first quarter accomplishments.

“Since the achievement of the primary endpoint in our TIVO-1 study early in the first quarter, we’ve seen an increase in excitement in the medical oncology community for tivozanib and are looking forward to reporting the detailed data in an oral presentation at ASCO,” said Tuan Ha-Ngoc, president and chief executive officer of AVEO. “In recent months, we have been busy preparing our first new drug application, which we expect to submit in the third quarter, in support of tivozanib for the treatment of advanced RCC, and market development activities are well underway. With the data from our exploratory Phase 2 study of ficlatuzumab in hand and AV-203, our antibody targeting ErbB3, poised to enter the clinic in the very near future, AVEO continues to advance its portfolio of assets across all fronts.”

First Quarter 2012 Financial Results

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Total collaboration revenues for the first quarter ended March 31, 2012 were approximately $0.9 million compared with $133.6 million for the first quarter of 2011. The primary driver for the decrease was revenue recognized in the first quarter of 2011 in conjunction with the upfront payment associated with our collaboration agreement with Astellas, which we entered into in the first quarter of 2011, as well as revenue recognized in the first quarter of 2011 from OSI primarily related to the exercise of its option to acquire certain rights to our technology platform. Revenue for the first quarter of 2012 related to our collaboration agreement with Centocor, which we entered into in the second quarter of 2011, and amortization of previously deferred revenue associated with our collaboration agreements with Astellas and Biogen.

•

Research and development (R&D) expense for the first quarter of 2012 was $24.8 million compared with $38.0 million for the first quarter of 2011. The decrease in R&D expense was primarily due to a sublicense fee of $22.5 million paid to Kyowa Hakko Kirin related to the upfront payment received under the collaboration agreement with Astellas, offset primarily by an increase in development costs related to tivozanib and AV-203, as well as an increase in personnel-related expenses.

•	General and administrative (G&A) expense for the first quarter of 2012 was $9.0 million compared with $9.2 million for the first quarter of 2011.

•

Net loss for the first quarter of 2012 was $33.2 million, or basic and diluted net loss per share of $0.77, compared with net income of $85.4 million, or basic and diluted net income per share of $2.38 and $2.28, respectively, for the first quarter of 2011.

•	AVEO ended the first quarter of 2012 with cash, cash equivalents and marketable securities of $244.8 million.

Financial Guidance

AVEO is maintaining its financial guidance and continues to expect year-end 2012 cash, cash equivalents and marketable securities of at least $120 million, with R&D spending, net of cost sharing with Astellas, of approximately $130 million. AVEO anticipates that this capital is sufficient to fund its operations into the second half of 2013 based on its current operating plans.

Recent Developments

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Successful achievement of primary endpoint and positive top-line results reported from TIVO-1: In January 2012, AVEO announced top-line data from TIVO-1 (Tivozanib Versus Sorafenib in 1st line RCC), a global, randomized, Phase 3, superiority clinical trial evaluating the efficacy and safety of tivozanib compared to sorafenib in 517 patients with advanced renal cell carcinoma (RCC), which showed that tivozanib successfully demonstrated superiority over sorafenib in the primary endpoint of progression-free survival (PFS) in TIVO-1. In TIVO-1, tivozanib also demonstrated a well-tolerated safety profile generally consistent with the Phase 2 experience in RCC.

•

TIVO-1 data accepted for presentation at ASCO 2012: The detailed TIVO-1 data have been selected for an oral presentation at the American Society of Clinical Oncology (ASCO) Annual Meeting to be held June 1-5, 2012 in Chicago.

•

Positive tivozanib Phase 2 data published in Journal of Clinical Oncology: In April 2012, AVEO announced that previously reported results from a successful Phase 2 clinical trial evaluating the efficacy and safety of tivozanib in 272 patients with advanced RCC were published in the Journal of Clinical Oncology. Results demonstrated improved median PFS among patients treated with tivozanib compared to placebo combined with a well-tolerated safety profile with minimal off-target toxicities.

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Announced Preliminary Results of Exploratory Phase 2 Study Evaluating Ficlatuzumab in First-Line Patients with Advanced Lung Cancer: The open-label, randomized exploratory Phase 2 study was designed to compare the combination of ficlatuzumab and gefitinib versus gefitinib monotherapy, in Asian subjects with previously untreated advanced NSCLC, a population with a high occurrence of EGFR sensitizing mutations. The ficlatuzumab/gefitinib combination was well-tolerated and the trend of clinical activity favored this arm; however, study results in the overall population did not reach statistical significance. Encouraging signals of activity were observed in unique subsets of patients based on EGFR mutation status and c-Met expression level.

•	Implemented organizational updates: As AVEO continues its evolution into an integrated oncology company, the following appointments were made:

•	Henri Termeer has been named chairman of the Board of Directors;

•	Elan Ezickson has been promoted to executive vice president and chief operating officer;

•	Jeno Gyuris, Ph.D., has been promoted to senior vice president, chief scientific officer;

•	Joseph Vittiglio, Esq., has been promoted to vice president, chief corporate counsel;

•	Nell Jones was appointed as senior vice president, human resources; and

•	Rob Kloppenburg was appointed as vice president, corporate communications and public affairs.

Upcoming Activities

AVEO expects to present at the following investor conferences:

•	Deutsche Bank 37th Annual Health Care Conference, May 7-9, 2012 in Boston.

•	Jefferies 2012 Global Healthcare Conference, June 4-7, 2012 in New York City.

•	Goldman Sachs 33rd Annual Global Healthcare Conference, June 5-7, 2012, Ranchos Palos Verdes, Calif.

AVEO expects to have a presence at the following oncology medical meeting:

•	American Society of Clinical Oncology (ASCO) 2012 Annual Meeting, June 1-5, 2012 in Chicago.

Today’s Conference Call and Webcast Reminder

The AVEO management team will host a conference call at 10:00 a.m. (EDT) today. The call can be accessed by dialing 1-866-277-1182 (domestic) or 1-617-597-5359 (international) five minutes prior to the start of the call and providing the passcode 71124634. A replay of the call will be available approximately two hours after the completion of the call and can be accessed by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international), providing the passcode 67072515. The replay will be available for two weeks from the date of the call.

A webcast of the conference call can also be accessed by visiting the investors section of the AVEO website at investor.aveopharma.com. A replay of the webcast will be archived on the company’s website for two weeks following the call.

About AVEO

AVEO Pharmaceuticals (NASDAQ: AVEO) is a cancer therapeutics company committed to discovering, developing and commercializing targeted therapies to impact patients’ lives. AVEO’s proprietary Human Response Platform™ provides the company unique insights into cancer biology and is being leveraged in the discovery and clinical development of its cancer therapeutics. For more information, please visit the company’s website at www.aveopharma.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of AVEO that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “target,” “potential,” “could,” “should,” “seek,” or the negative of these terms or other similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about: AVEO’s plans to file for regulatory approval of tivozanib in the U.S.; AVEO’s transformation into an integrated oncology company, including its ability to achieve value-creating milestones in the future; and AVEO’s estimates for its 2012 financial performance (including its expected year-end cash balance and R&D spending) and AVEO’s estimates regarding its ability to fund its future operations. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that AVEO makes due to a number of important factors, including risks relating to: difficulties, delays or failures in AVEO’s ability to successfully research, develop or obtain and maintain regulatory approvals for tivozanib, ficlatuzumab and AVEO’s other product candidates; the possibility that tivozanib will not achieve the regulatory approvals required for its successful commercialization either in the U.S. or abroad; AVEO’s inability to obtain and maintain adequate protection for intellectual property rights relating to AVEO’s product candidates and technologies; unplanned operating expenses; AVEO’s inability to raise substantial additional funds to achieve its goals; adverse general economic and industry conditions; and those risks discussed in the section titled “Risk Factors” and elsewhere in AVEO’s most recent Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. The forward-looking statements in this press release represent AVEO’s views as of the date of this press release. AVEO anticipates that subsequent events and developments will cause its views to change. However, while AVEO may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing AVEO’s views as of any date subsequent to the date of this press release.

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AVEO Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value amounts)

(unaudited)

	March 31, 2012	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$73,065	$43,506
Marketable securities	151,262	177,622
Accounts receivable	9,489	7,210
Prepaid expenses and other current assets	3,487	6,057

Total current assets	237,303	234,395

Marketable securities	20,505	54,312
Property and equipment, net	6,032	5,471
Other assets	98	121
Restricted cash	751	751

Total assets	$264,689	$295,050

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,555	$8,904
Accrued expenses	14,622	14,289
Loans payable, net of discount	—	8,551
Deferred revenue	1,294	1,294
Other liabilities	1,249	1,249
Deferred rent	329	322

Total current liabilities	25,049	34,609

Loans payable, net of current portion and discount	25,800	15,619
Deferred revenue, net of current portion	19,361	19,684
Deferred rent, net of current portion	334	359
Other liabilities	1,238	1,238

Stockholders’ equity:
Preferred Stock, $.001 par value: 5,000 shares authorized; no shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	—	—
Common stock, $.001 par value: 100,000 shares authorized; 43,560 and 43,254 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	44	43
Additional paid-in capital	431,915	429,531
Accumulated other comprehensive income (loss)	60	(167)
Accumulated deficit	(239,112)	(205,866)

Total stockholders’ equity	192,907	223,541

Total liabilities and stockholders’ equity	$264,689	$295,050

AVEO Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended March 31,
	2012	2011
Collaboration revenue	$860	$133,614

Operating expenses:
Research and development	24,776	38,017
General and administrative	8,983	9,228

	33,759	47,245

Income (loss) from operations	(32,899)	86,369

Other income and expense:
Other income (expense), net	299	(56)
Interest expense	(845)	(1,012)
Interest income	199	65

Other expense, net	(347)	(1,003)

Net income (loss)	(33,246)	$85,366

Basic net income (loss) per share
Net income (loss)	$(0.77)	$2.38

Weighted average number of common shares outstanding	43,254	35,781

Diluted net income (loss) per share
Net income (loss)	$(0.77)	$2.28

Weighted average number of common shares and dilutive common share equivalents outstanding	43,254	37,483